UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant  ☑
Filed by a Party other than the Registrant☐
Check the appropriate box:

☐Preliminary Proxy Statement
☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑Definitive Proxy Statement
☐Definitive Additional Materials
☐Soliciting Material Pursuant to §240.14a-12
CytRx Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computer pursuant to Exchnage Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed

***** YOUR IMMEDIATE ATTENTION IS REQUESTED****
PLEASE VOTE "FOR" THE PROPOSED AMENDMENT SO THAT CYTRX
CORPORATION CAN AVOID A DELISTING FROM NASDAQ

September 5, 2017
Dear Fellow Stockholders:
We are writing you today about an important matter that directly impacts the future of your investment in CytRx Corporation ("we," "us," "our," "CytRx" or the "Company").  Enclosed you will find a Proxy Statement relating to an upcoming Special Meeting of stockholders of CytRx, which is scheduled to be held on October 17, 2017.
The purpose of the Special Meeting is for our stockholders to consider and vote upon a proposal to approve an amendment to our Restated Certificate of Incorporation ("Restated Certificate") to (i) effect a one-for-six (1-for-6) reverse stock split whereby every six (6) shares of the Company's issued and outstanding common stock, $0.001 par value per share (the "Common Stock"), shall be combined into one (1) share (the "Reverse Stock Split"), and (ii) if and when the Reverse Stock Split is effected, reduce the number of authorized shares of common stock by one-half to 125,000,000 shares.  We are proposing the Reverse Stock Split in order to facilitate the continued listing of our Common Stock on the Nasdaq Capital Market ("Nasdaq") by providing our Common Stock with the opportunity for higher share prices based on fewer shares outstanding.
WE BELIEVE A DELISTING FROM NASDAQ WOULD NOT BE
IN OUR STOCKHOLDERS' BEST INTERESTS
The primary reason for proposing the Reverse Stock Split is to increase the per share market price of the Common Stock to a price at or above $1.00 per share. The Common Stock is currently listed on Nasdaq under the symbol "CYTR," which we believe helps support and maintain stock liquidity and Company recognition for our stockholders. The Board believes that the Reverse Stock Split will result in a trading price at or above $1.00 per share, which is intended to enable the Company to maintain the listing of the Common Stock on Nasdaq and generate greater investor interest in the Company and improve the marketability of the Common Stock to a broader range of investors.
We believe the consequences of a delisting would result in our listing on a much smaller exchange such as the Over-the-Counter Bulletin Board ("OTCBB"), where the Company will be unable to attract institutional investors who avoid over-the-counter and pink sheets stocks. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.

THE BOARD STRONGLY RECOMMENDS STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENTS
PLEASE VOTE YOUR SHARES FOR THE PROPOSED AMENDMENTS TODAY!
Enclosed is a notice of Special Meeting and Proxy Statement containing detailed information concerning the proposed amendments to our Restated Certificate, the Reverse Stock Split and the Special Meeting. We urge you to read carefully this entire Proxy Statement and vote your shares.  Approval of the proposed amendments to our Restated Certificate requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock. VOTING "ABSTAIN" IS THE SAME AS VOTING AGAINST.
- a -

YOUR "YES" VOTE IS CRITICAL. Whether or not you plan to attend the Special Meeting and regardless of the number of shares you own, it is critical that your shares be represented at the Special Meeting. Therefore, please take the time to vote your shares by completing and mailing the enclosed proxy card and returning it in the enclosed pre-paid return envelope. If you hold your shares with a bank or broker, you will likely have the opportunity to vote by internet or telephone by following the instructions on the enclosed voting instruction form.
Thank you for your continued support.

Sincerely,
The Board of Directors

If you have any questions or need assistance voting your shares, please call Saratoga Proxy Consulting LLC at one of the numbers below:

520 8th Avenue
New York, NY  10018

(212) 257-1311
(888) 368-0379
- b -

CytRx Corporation
11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049
September 5, 2017
Dear Stockholder:
You are cordially invited to attend a Special Meeting of Stockholders of CytRx Corporation (the "Special Meeting") to be held at the offices of Loeb & Loeb LLP, 10100 Santa Monica Blvd., 18th Floor, Los Angeles, CA 90067 at 10:00 A.M., local time, on Tuesday, October 17, 2017.
The purpose of the Special Meeting is for our stockholders to consider and vote upon a proposal to approve an amendment to our Restated Certificate of Incorporation ("Restated Certificate") to (i) effect a one-for-six (1-for-6) reverse stock split whereby every six (6) shares of the Company's issued and outstanding common stock, $0.001 par value per share (the "Common Stock"), shall be combined into one (1) share (the "Reverse Stock Split"), and (ii) if and when the Reverse Stock Split is effected, reduce the number of authorized shares of common stock by one-half to 125,000,000 shares.
We are proposing the Reverse Stock Split in order to facilitate the continued listing of our Common Stock on the Nasdaq Capital Market ("Nasdaq") by providing our Common Stock with the opportunity for higher share prices based on fewer shares outstanding. As we have previously disclosed to our stockholders, we believe that Nasdaq will delist our Common Stock if we are unable to maintain a closing bid price for our Common Stock at or in excess of $1.00 per share for at least 10 consecutive business days.
We received notice from Nasdaq on August 24, 2016 that we were not in compliance with the minimum bid price requirement for continued listing of our Common Stock on Nasdaq under Nasdaq Listing Rule 5550(a)(2) because the closing bid price for our Common Stock had been below $1.00 for the previous 30 consecutive business days. The notice indicated that we would have 180 calendar days, or until February 21, 2017, to regain compliance with this requirement. On February 22, 2017, Nasdaq notified us that we were eligible for an extension to comply with the minimum $1.00 bid price requirement through August 21, 2017, by which date we must evidence compliance for at least ten consecutive business days. On August 22, 2017, we received a letter from the Nasdaq Listing Qualifications Staff providing notice of the Company's failure to regain compliance with the minimum $1.00 bid price requirement within the previously specified grace periods. We have requested a hearing before the NASDAQ Hearings Panel. At the hearing, we will present our plan to regain compliance with the $1.00 bid price requirement, which will be based upon the Reverse Stock Split, but there can be no assurance that the Nasdaq Hearings Panel will grant our request for continuing listing, or that our common stock will trade at or above $1.00 per share following the Reverse Stock Split. Although there can be no assurance, it is the Company's belief that the Reverse Stock Split will result in the minimum bid price of the Company's Common Stock to meet or exceed $1.00 per share for the required period of time.
 After careful consideration, our Board of Directors has determined that the proposed amendment to our Restated Certificate implementing the Reverse Stock Split is fair to and in the best interests of the Company and its stockholders, and has recommended that you vote or give instruction to vote "FOR" approval of this proposal.
Enclosed is a notice of Special Meeting and Proxy Statement containing detailed information concerning the proposed amendment to our Restated Certificate, the Reverse Stock Split and the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read carefully this entire Proxy Statement and vote your shares. Approval of the proposed amendment to our Restated Certificate requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock. If you "Abstain" from voting, it will have the same effect as an "Against" vote on this proposal.
YOUR "YES" VOTE IS CRITICAL. We sincerely hope you will be able to attend the Special Meeting. Whether or not you plan to attend, however, and regardless of the number of shares you own, it is crucial that your shares be represented at the Special Meeting. Therefore, please take the time to vote your shares by completing and mailing the enclosed proxy card to us.
We look forward to seeing you at the Special Meeting. Thank you for your continued support.
Sincerely,
BOARD OF DIRECTORS OF CYTRX CORPORATION
- i -

CytRx Corporation
11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be held on October 17, 2017
Notice is hereby given to the holders of Common Stock, $0.001 par value per share, of CytRx Corporation that the Special Meeting of Stockholders will be held at the offices of Loeb & Loeb LLP, 10100 Santa Monica Blvd., 18th Floor, Los Angeles, CA 90067, at 10:00 A.M., local time, on Tuesday, October 17, 2017 for the following purposes:

•
To approve an amendment to our Restated Certificate of Incorporation to (i) effect a one-for-six (1-for-6) reverse stock split whereby every six (6) shares of the Company's issued and outstanding common stock, $0.001 par value per share (the "Common Stock"), shall be combined into one (1) share (the "Reverse Stock Split"), and (ii) if and when the Reverse Stock Split is effected, reduce the number of authorized shares of common stock by one-half to 125,000,000 shares; and

•	The transaction of such other business as may properly come before the Special Meeting and at any postponement or adjournment thereof.
Only those stockholders of record at the close of business on August 28, 2017 are entitled to notice of and to vote at the Special Meeting and at any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Special Meeting will be available at the Special Meeting.
                                                                           By Order of the Board of Directors,

CYTRX CORPORATION

Date: September 5, 2017	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

 YOUR VOTE IS CRITICAL. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE SPECIAL MEETING AND WISH TO DO SO, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.
- ii -

CytRx Corporation
11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

To Be Held October 17, 2017
PROXY STATEMENT
This Proxy Statement is furnished to holders of Common Stock, $0.001 par value per share, of CytRx Corporation, a Delaware corporation ("we," "us," "our," "CytRx" or the "Company"), in connection with the solicitation of proxies by our board of directors ("Board of Directors" or "Board") for use at a Special Meeting of Stockholders to be held at the offices of Loeb & Loeb LLP, 10100 Santa Monica Blvd., 18th Floor, Los Angeles, CA 90067, at 10:00 A.M., local time, on Tuesday, October 17, 2017, and at any postponement or adjournment thereof.
This Proxy Statement and the accompanying proxy card are first being mailed on or about September 5, 2017 to our stockholders of record as of the close of business on August 28, 2017, the record date with respect to the Special Meeting.
Our Board of Directors is asking you to vote your shares in favor of the Reverse Stock Split Amendments by completing, signing and returning the proxy card. If you attend the Special Meeting in person, you may vote at the Special Meeting even if you have previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.
QUESTIONS AND ANSWERS ABOUT OUR SPECIAL MEETING
What is a proxy?
A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated John Y. Caloz, our Chief Financial Officer, and Cara Birardi, our Corporate Secretary, as proxy holders for the Special Meeting. By completing, signing and returning the accompanying proxy card, you are authorizing Mr. Caloz and Ms. Birardi, or either of them, to vote your shares at the Special Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, it is advisable to complete, sign and return your proxy card before the Special Meeting date just in case your plans change. You may vote, in person, at the Special Meeting even if you have previously returned a proxy.
What is a Proxy Statement?
This Proxy Statement is a document that regulations of the Securities and Exchange Commission, or SEC, require us to give you when we ask you to sign a proxy card designating Mr. Caloz and Ms. Birardi as proxies to vote on your behalf.
What is in this Proxy Statement?
This Proxy Statement describes the Proposal on which we would like you, as a stockholder, to vote at the Special Meeting in favor of the Reverse Stock Split Amendments. It gives you information on the Proposal, as well as other information about us, so that you can make an informed decision.

What am I voting on?

•
The approval of an amendment to our Restated Certificate of Incorporation to (i) effect a one-for-six (1-for-6) reverse stock split whereby every six (6) shares of the Company's issued and outstanding common stock, $0.001 par value per share (the "Common Stock"), shall be combined into one (1) share (the "Reverse Stock Split"), and (ii) if and when the Reverse Stock Split is effected, reduce the number of authorized shares of common stock by one-half to 125,000,000 shares; and

•	The transaction of such other business as may properly come before the Special Meeting and at any postponement or adjournment thereof.
The Reverse Stock Split and reduction in the number of authorized shares are collectively referred to in this Proxy Statement as the "Proposal" or the "Reverse Stock Split Amendments".
What is the purpose of the amendment to the Restated Certificate of Incorporation that will implement the Reverse Stock Split Amendments?
The purpose of the amendments to our Restated Certificate of Incorporation ("Restated Certificate") is to enable our Board of Directors to effect a Reverse Stock Split of our outstanding Common Stock at a ratio of 1-for -6 shares in order to increase the trading price of our Common Stock to facilitate continued listing of our Common Stock on the Nasdaq Capital Market. The Reverse Stock Split, by itself, is not expected to affect our market capitalization, although the actual market capitalization of the Company will depend on the number of outstanding shares and the prevailing market price of our Common Stock and other factors and may rise or fall in the future.
Who is entitled to vote at the Special Meeting?
Only stockholders of record at the close of business on August 28, 2017, the record date with respect to the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement thereof.
What does it mean if I receive more than one proxy card?
It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.
What if I change my mind after I return my proxy card?
You may revoke your proxy card and change your vote by:

•	signing another proxy card with a later date and returning it before the polls close at the Special Meeting; or
•	voting in person at the Special Meeting.
However, if you hold your shares in street name, you must request a proxy from the person in whose name your shares are held, usually your stockbroker, to vote at the Special Meeting.

Will my shares be voted if I do not return my proxy card?
If your shares are held by a broker in "street name", the brokerage firm has authority under the rules of the New York Stock Exchange to vote customers' unvoted shares on "routine" matters only. Under these rules, the Proposal to amend our Restated Certificate is considered routine so, if you do not give your broker instructions, your shares will be voted by your broker with respect to the Proposal. However, to ensure that we obtain as many "FOR" votes as possible, we urge you to provide instructions to your brokerage firm to vote "FOR" the proposal by returning your proxy card. This ensures that your shares will be voted at the Special Meeting with respect to the Proposal described in this Proxy Statement.
What constitutes a quorum?
Our Restated Bylaws, as amended ("Restated Bylaws"), provide that the presence, in person or by proxy, at the Special Meeting of the holders of a majority of outstanding shares of our Common Stock will constitute a quorum for the transaction of business.
For the purpose of determining the presence of a quorum, proxies marked "withhold authority" or "abstain" will be counted as present. Shares represented by proxies that include so-called broker non-votes (shares held by a broker or nominee that has no authority to vote upon a particular matter) also will be counted as shares present for purposes of establishing a quorum. On the record date, there were 165,825,800 shares of our Common Stock issued and outstanding.
What are the voting rights of the holders of our Common Stock?
Holders of our Common Stock are entitled to one vote per share with respect to each of the matters to be presented at the Special Meeting. A majority of the outstanding shares of our Common Stock entitled to vote must vote "FOR" the Proposal to amend the Restated Certificate in order for the Proposal to be approved at the Special Meeting. In voting on the Proposal, you may vote "FOR" or "AGAINST" the amendments or "ABSTAIN" from voting. If you "ABSTAIN" from voting on the Proposal, your vote will have the same effect as a vote "AGAINST" the Proposal.
What is the recommendation of the Board of Directors?
Our Board of Directors recommends a vote "FOR" approval of the amendment to our Restated Certificate to (i) effect a one-for-six (1-for-6) reverse stock split whereby every six (6) shares of the Company's issued and outstanding common stock, $0.001 par value per share (the "Common Stock"), shall be combined into one (1) share (the "Reverse Stock Split"), and (ii) if and when the Reverse Stock Split is effected, reduce the number of authorized shares of common stock by one-half to 125,000,000 shares.
If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted at the Special Meeting and at any postponement or adjournment thereof in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES WILL BE VOTED IN ACCORDANCE WITH OUR BOARD OF DIRECTORS' RECOMMENDATIONS IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE SOLE DISCRETION OF THE PROXY HOLDERS.

Is my vote kept confidential?
Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.
Where do I find the voting results of the Special Meeting?
We will announce preliminary voting results at the Special Meeting and publish the final results in a Form 8-K to be filed no later than October 18, 2017 with the SEC. You may obtain a copy of the Form 8-K by contacting us at (310) 826-5648 or at an SEC public reference room. For the location of an SEC public reference room, please contact the SEC at (800) SEC-0330.
You can also read the Form 8-K that will contain the voting results on the Internet at www.cytrx.com or through the SEC's electronic data system called EDGAR at www.sec.gov.
Do we have a policy about directors' attendance at the Special Meeting?
Our Governance Guidelines set forth our expectation that our directors attend our meetings of stockholders. At our last Annual Meeting, all of the directors comprising the Board at that time were in attendance.
How are proxies solicited, and what is the cost?
This solicitation is being made by mail, but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means, but will not be compensated for these solicitation activities.
We have engaged Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies. We will pay a fee of $8,000.00 plus reasonable out-of-pocket charges and a flat fee of $4.00 per outbound proxy solicitation call.
We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions and will reimburse them for their reasonable expenses.
Is a copy of this Proxy Statement available on the Internet?
Yes. This Proxy Statement is available at our website at www.cytrx.com and on the SEC's website at www.sec.gov.
***
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON OCTOBER 17, 2017 – This Proxy Statement is available at our website, www.cytrx.com, under "Investor Relations."

PROPOSAL
APPROVAL OF AMENDMENT TO THE CYTRX CORPORATION RESTATED CERTIFICATE OF
INCORPORATION TO EFFECT A ONE-FOR-SIX (1-FOR-6) REVERSE STOCK SPLIT AND DECREASE IN AUTHORIZED SHARES OF COMMON STOCK
Our Board of Directors has adopted a resolution to amend our Restated Certificate of Incorporation ("Restated Certificate") to effect a one-for-six (1-for-6) reverse split of our issued and outstanding shares of Common Stock (the "Reverse Stock Split"), and contemporaneously with such Reverse Stock Split, to effect a reduction in the number of authorized shares of Common Stock by one-half from 250,000,000 to 125,000,000 shares, subject to an affirmative vote of the holders of at least a majority of the issued and outstanding shares as of the record date entitled to vote on the this Proposal at the Special Meeting. The Reverse Stock Split and reduction in the number of authorized shares are collectively referred to in this Proxy Statement as the "Proposal" or the "Reverse Stock Split Amendments".
Upon receiving stockholder approval of the Reverse Stock Split Amendments, the Board of Directors will have the authority, but not the obligation, in its sole discretion, to decide without further action on the part of the stockholders whether or not to effect the Reverse Stock Split Amendments. The Reverse Stock Split Amendments would be effected by filing an amendment to our Restated Certificate in the form of the Certificate of Amendment attached as Annex A to this Proxy Statement. The actual timing of any such filing will be determined by the Board of Directors, based on its evaluation of the best interests of the Company and its stockholders.
Our Board of Directors reserves the right, notwithstanding stockholder approval of the Proposal and without further stockholder action, to delay or abandon the Reverse Stock Split Amendments if, prior to filing such amendment, the Board of Directors determines in its sole discretion that the Reverse Stock Split would not be in the best interests of our stockholders.
Background and Purpose of the Proposal

On August 24, 2016, we received notice from the Nasdaq Capital Market ("Nasdaq") that the closing bid price for our Common Stock had been below $1.00 for the previous 30 consecutive business days, and that we are therefore not in compliance with the minimum bid price requirement for continued listing of our Common Stock on Nasdaq under Nasdaq Listing Rule 5550(a)(2). The notice indicated that we would have 180 calendar days, or until February 21, 2017, to regain compliance with this requirement. On February 22, 2017, Nasdaq notified us that we were eligible for an extension to comply with the minimum $1.00 bid price requirement through August 21, 2017, by which date we must evidence compliance for at least ten consecutive business days. On August 22, 2017, we received a letter from the Nasdaq Listing Qualifications Staff indicating the Company's failure to regain compliance with the minimum $1.00 bid price requirement within the previously specified grace periods. We have requested a hearing before the Nasdaq Hearings Panel. At the hearing, we will present our plan to regain compliance with the $1.00 bid price requirement, which will be based upon the Reverse Stock Split, but there can be no assurance Nasdaq would grant any such request for continuing listing. We propose to effect the Reverse Stock Split in order to facilitate the continued listing of our Common Stock on Nasdaq by providing our Common Stock with the opportunity for higher share prices based on fewer shares.
We also believe that the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors, which may enhance the liquidity of our Common Stock for our holders. Many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.
At our 2017 Annual Meeting of Stockholders which was held on July 12, 2017, we asked our stockholders to consider and vote upon a proposal that would have allowed our Board of Directors to amend our Restated Certificate to effect, at its discretion, a reverse split of our outstanding Common Stock at any time prior to next year's Annual Meeting of stockholders in the range of between 1-for-3 shares and 1-for-8 shares.  This proposal was not approved by our stockholders. Because of the pending risk of the Common Stock being delisted by Nasdaq, we are asking our stockholders to reconsider and vote in favor of the proposal to amend our Restated Certificate to implement the Reverse Stock Split Amendments.

If our stockholders approve this Proposal, our Board of Directors will determine, in its discretion, whether and when to file a Certificate of Amendment to our Restated Certificate in the form of Annex A to this Proxy Statement with the Secretary of State of the State of Delaware to effect the Reverse Stock Split Amendments. The Reverse Stock Split Amendments, if implemented, would not change the number of authorized shares of preferred stock or the par value of our Common Stock or preferred stock. Except for any insignificant changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately prior to the Reverse Stock Split as the stockholder did immediately prior to the Reverse Stock Split.
Certain Risks Associated with the Reverse Stock Split
There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split (the "New Shares") will rise or remain constant in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split (the "Old Shares") or maintain a high enough per share trading price to maintain Nasdaq listing in the future.
The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. These factors include the status of the market for our Common Stock at the time, our reported results of operations in future periods, and general economic, market and industry conditions. Accordingly, the market price of our Common Stock may not be sustainable at the direct arithmetic result of the Reverse Stock Split.
Principal Effects of the Reverse Stock Split Amendments
Corporate Matters. If approved and effected, the Reverse Stock Split would have the following effects:

•
the Old Shares owned by a stockholder would be converted automatically into the New Shares and beginning at the effective time of the Reverse Stock Split (the "Effective Time"), each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares;

•	the number of shares of our Common Stock issued and outstanding will be reduced proportionately based on the Reverse Stock Split ratio;
•
based on the Reverse Stock Split ratio, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants to purchase shares of our Common Stock, which will result in approximately the same aggregate exercise price being required to be paid upon exercise of such options and warrants after the Reverse Stock Split as immediately before the Reverse Stock Split; and

•	the Company's authorized shares of Common Stock will be reduced by one-half, from 250,000,000 shares to 125,000,000 shares.
If the Proposal is approved and the Reverse Stock Split Amendments are effected, the Reverse Stock Split will be effected simultaneously for all of our Common Stock. The Reverse Stock Split will affect all of our stockholders in the same way.
After the effectiveness of the Reverse Stock Split Amendments, our Common Stock will have a new CUSIP number, which is used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for certificates with the new CUSIP number by following the procedures described below.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)
Upon the implementation of the Reverse Stock Split Amendments, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.
Registered "Book-Entry" Holders of Common Stock (i.e. stockholders that are registered on the transfer agent's books and records but do not hold stock certificates)
Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole New Shares, subject to adjustment for treatment of fractional shares.
Holders of Certificated Shares of Common Stock
Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our pre-Reverse Stock Split Common Stock (the "Old Certificates") to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the "New Certificates"). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled to as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).
STOCKHOLDERS SHOULD NOT DISCARD OR DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Fractional Shares. No scrip or fractional certificates will be issued in connection with the Reverse Stock Split. Fractional shares will be rounded up to the next whole share. The Company will issue one full New Share to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each stockholder will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for minor adjustment as a result of the additional shares that will need to be issued as a result of the treatment of fractional shares.
Odd Lots. If approved and effected, the Reverse Stock Split will result in some stockholders owning "odd lots" of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

Authorized Shares. Upon the completion of the Reverse Stock Split Amendments, the number of authorized shares of Common Stock in our Restated Certificate will be reduced by one-half, from 250,000,000 to 125,000,000 shares. However our issued and outstanding shares will be reduced to one-sixth of the previous amount.  Therefore the ratio of our authorized shares of Common Stock that are not issued or outstanding (and are therefore available for future issuance) to our issued and outstanding shares of Common Stock. As of the record date, we had 250,000,000 shares of Common Stock authorized and 165,825,800 shares of Common Stock issued and outstanding. Authorized but unissued Common Stock will be available for future issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock may be diluted. We have no present plan, agreement or understanding to issue any of our authorized but unissued shares of Common Stock or preferred stock if the Reverse Stock Split is effected.
The Reverse Stock Split will not affect our authorized shares of preferred stock or the number of shares of preferred stock designated as Series A Junior Participating Preferred Stock or Series B Convertible Preferred Stock. Any future issuance of preferred shares may have rights, preferences or privileges senior to those of our Common Stock.
Stock Incentive Plan.  Upon completion of the Reverse Stock Split, the number of shares of our Common Stock subject to our Amended and Restated 2008 Stock Incentive Plan, as well as the number of shares and exercise prices subject to outstanding options, shall be appropriately adjusted.
Accounting Matters. The Reverse Stock Split will not affect the par value of our Common Stock. As a result, as of the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to Common Stock will be reduced proportionately based on the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock for past financial periods will be conformed accordingly.
No Change in Reporting Obligations. The Reverse Stock Split is not a "going private" transaction, this action will not have the effect of reducing our stockholders to less than 300, and we will continue to be required to file reports and other information with the SEC pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain material federal income tax consequences of the Reverse Stock Split. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended ( i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.
No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefore. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Stock Split.
Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

No Appraisal or Dissenters' Rights
Under Delaware Law, our stockholders are not entitled to appraisal or dissenters' rights with respect to the Reverse Stock Split Amendments, and we will not independently provide stockholders with any such right.
Interests of Certain Persons in the Proposal
Certain of our officers and directors have an interest in the proposal as a result of their ownership of shares of our Common Stock. However, we do not believe that our officers or directors have interests in the proposal that are different from or greater than those of any of our other stockholders.
If the Proposal is Not Approved
If the Proposal is not approved, we will be unable to maintain the listing of our Common Stock on Nasdaq, which could adversely affect the liquidity and marketability of our Common Stock.
Required Vote
The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve and adopt the Proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE FOR SIX (1-FOR-6) REVERSE STOCK SPLIT AND DECREASE IN AUTHORIZED SHARES OF COMMON STOCK.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our Common Stock as of August 28, 2017 by: (1) each person who is known by us to beneficially own more than five percent of our Common Stock; (2) each of our directors; (3) our named executive officers listed in the proxy statement for our 2017 Annual Meeting of Stockholders; and (4) all of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with the SEC rules. Shares of Common Stock subject to warrants or options that are presently exercisable, or exercisable within 60 days of August 28, 2017, which are indicated by footnote, are deemed outstanding in computing the percentage ownership of the person holding the warrants or options, but not in computing the percentage ownership of any other person. The percentage ownership reflected in the table is based on 165,825,800 shares of our Common Stock outstanding as of August 28, 2017. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of Common Stock shown, subject to applicable community property laws. An asterisk (*) represents beneficial ownership of less than 1%. Unless otherwise indicated, the address of each beneficial owner in the table below is c/o CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, CA 90049.

Name of Beneficial Owner	Number	Note	Percent
Named Executive Officers and Directors
Louis Ignarro, Ph.D.	865,274	(1)	*
Steven A. Kriegsman	6,411,154	(2)	3.9%
Joel Caldwell	180,000	(3)	*
Earl W. Brien, M.D.	421,484	(4)	*
John Y. Caloz	809,699	(5)	*
Shanta Chawla, M.D.	36,667	(6)	*
All executive officers and directors as a group (six persons)	8,724,278	(7)	5.3%

Name and Address of 5% Beneficial Owners
NantCell, Inc. 9920 Jefferson Boulevard Culver City, California 90232	14,818,182	(8)	8.9%

_____________

(1)	Includes 852,143 shares subject to options or warrants.
(2)	Includes 3,488,462 shares subject to options or warrants.
(3)	Includes 180,000 shares subject to options or warrants.
(4)	Includes 360,000 shares subject to options or warrants.
(5)	Includes 805,157 shares subject to options or warrants.
(6)	Includes 36,667 shares subject to options or warrants.
(7)	Includes 5,722,429 shares subject to options or warrants.
(8)
Includes 3,000,000 shares subject to options or warrants.  In connection with the purchase by NantCell, Inc. of its shares and warrants, it agreed to vote all of its shares in favor of the Reverse Stock Split.

STOCKHOLDER PROPOSALS
Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 at our next Annual Meeting of Stockholders to be held in 2018 must be received by us on or before March 14, 2018. Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after that date. Only proper proposals under Rule 14a-8 which are timely received will be included in the Proxy Statement in 2018.

OTHER MATTERS
Expenses of Solicitation
We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail, but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. These persons will not be compensated for these solicitation activities.
We have engaged Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies.  We will pay a fee of $8,000.00 plus reasonable out-of-pocket charges and a flat fee of $4.00 per outbound proxy solicitation call.
We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions and will reimburse them for their reasonable expenses.
Delivery of Proxy Materials to Households
Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this notice and Proxy Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a Proxy Statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written request to us at CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary, or by telephone at 310-826-5648, we will promptly deliver without charge, upon oral or written request, a separate copy of the proxy material to any stockholder residing at an address to which only one copy was mailed. In addition, stockholders sharing an address can request delivery in the future of only a single copy of annual reports or proxy statements if they are currently receiving multiple copies upon written or oral request to us at the address and telephone number stated above.
Agreement to Vote Shares
On July 27, 2017, in connection with its purchase of 11,818,182 shares of our Common Stock at a purchase price of $1.10 per share and 3,000,000 warrants at $1.10 per share, pursuant to a Stock Purchase Agreement dated as of July 27, 2017 between the Company and NantCell, Inc. ("NantCell"), NantCell agreed that, during a specified period which includes the date of the Special Meeting, to vote all of the shares of Common Stock held by it in in accordance with the Company Board's recommendation with respect to each proposal submitted to the Company's stockholders at any stockholders' meeting. Accordingly, NantCell has advised the Company that it intends to vote all of the shares of Common Stock held by it in favor of the Proposal.
Miscellaneous
Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Special Meeting. However, if any other matters properly come before the Special Meeting, the persons named in the enclosed proxy intend to vote the shares of our Common Stock that they represent in accordance with their best judgement.
                    By Order of the Board of Directors:

CYTRX CORPORATION

September 5, 2017	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

ANNEX A
CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION OF
CYTRX CORPORATION

CytRx Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

FIRST: The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety the Fourth Article and by replacing it with the following:

"FOURTH: The total number of shares of all classes of stock that the corporation shall have the authority to issue is One Hundred Thirty Million (130,000,000), of which One Hundred Twenty-Five Million (125,000,000) shall be common stock, par value $.001 per share (the "Common Stock"), and Five Million (5,000,000) shall be preferred stock, par value $.01 per share (the "Preferred Stock").

The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a Certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, any qualifications, limitations or restrictions thereof.

Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment pursuant to the General Corporation Law of the State of Delaware, each six (6) shares of the corporation's Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, subject to the treatment of fractional share interests described below (the "Reverse Stock Split").  No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. Fractional shares will be rounded up to the next whole share.  The corporation will issue one full share of the post Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an "Old Certificate") shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above."

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

PROXY
CytRx Corporation
11726 San Vicente Boulevard, Suite 650,Los Angeles, California 90049
Special Meeting of Stockholders
The undersigned stockholder of CytRx Corporation (the "Company") hereby revokes all prior proxies and constitutes and appoints Mr. John Y. Caloz and Ms. Cara Birardi, or either one of them, as proxy and attorney-in-fact, each with full power of substitution, to vote the number of shares of common stock, $0.001 par value per share of the Company that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at the offices of Loeb & Loeb LLP, 10100 Santa Monica Blvd., 18th Floor, Los Angeles, CA 90067 at 10:00 A.M., Pacific Time on Tuesday, October 17, 2017 and at any postponement or adjournment thereof (the "Special Meeting"), upon the proposal described in the Notice of Special Meeting of Stockholders and Proxy Statement, both dated September 5, 2017, the receipt of which is acknowledged, in the manner specified below:
The Board of Directors recommends you vote FOR the following proposal:

1.
To approve an amendment to our Amended and Restated Certificate of Incorporation to (i) effect a one-for-six (1-for-6) reverse stock split whereby every six (6) shares of the Company's issued and outstanding common stock, $0.001 par value per share (the "Common Stock"), shall be combined into one (1) share (the "Reverse Stock Split"), and (ii) if and when the Reverse Stock Split is effected, reduce the number of authorized shares of common stock by one-half to 125,000,000 shares.

For ☐	Against ☐	Abstain ☐
This Proxy, if properly executed and returned prior to the Special Meeting, will be voted in the manner directed above. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Company's Board of Directors with respect to the proposal, and in either proxy holder's discretion on all other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.
Please sign this Proxy exactly as your name appears on your stock certificate and date it below. Where shares are held jointly, each stockholder must sign. When signing as executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, please sign using the full corporate name by president or other authorized officer, indicating the officer's title. If a partnership, please sign in the partnership's name by an authorized person.
Shares Held: _____________

Signature [PLEASE SIGN WITHIN BOX]            Date                                                         Signature [Joint Owners]               Date

THIS PROXY IS SOLICITED ON BEHALF OF CYTRX CORPORATION'S BOARD OF
DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.
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